Exhibit 10.202

EXECUTION COPY

AMENDED AND RESTATED FORBEARANCE AGREEMENT

This AMENDED AND RESTATED FORBEARANCE AGREEMENT (as amended, restated, amended or restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 31, 2018 by and among CP PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower (the “CP Borrower”), NORTHWEST PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower (the “Northwest Borrower”), ATTALLA NURSING ADK, LLC, a Georgia limited liability company, as borrower (the “Attalla Borrower”), ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower and guarantor (“AdCare Holdco”; the CP Borrower, the Northwest Borrower, the Attalla Borrower and AdCare Holdco are collectively referred to herein as “Borrowers” and each, as a “Borrower”), HEARTH & HOME OF OHIO, INC., a Georgia corporation, as guarantor (the “HHO Guarantor”), REGIONAL HEALTH PROPERTIES, INC. a Georgia corporation, as guarantor (the “RHP Guarantor”), ADCARE OPERATIONS, LLC, a Georgia limited liability company, as guarantor (the “AdCare Ops”), ADCARE ADMINISTRATIVE SERVICES, LLC, a Georgia limited liability company, as guarantor (“AdCare Admin”), ADCARE CONSULTING, LLC, a Georgia limited liability company, as guarantor (“AdCare Consulting”), ADCARE FINANCIAL MANAGEMENT, LLC, a Georgia limited liability company, as guarantor (“AdCare Financial”), ADCARE OKLAHOMA MANAGEMENT, LLC, a Georgia limited liability company, as guarantor (“AdCare OK”), and ADCARE EMPLOYEE LEASING, LLC, a Georgia limited liability company, as guarantor (“AdCare Employee”; the HHO Guarantor, AdCare Holdco, the RHP Guarantor, AdCare Ops, AdCare Admin, AdCare Consulting, AdCare Financial, AdCare OK and AdCare Employee are collectively referred to herein as “Guarantors” and each, as a “Guarantor”), and PINECONE REALTY PARTNERS II, LLC, a Delaware limited liability company, as lender (together with its successors and assigns, the “Lender”) and (except to the extent set forth herein) amends and restates the Forbearance Agreement, dated as of September 6, 2018, by and among the Credit Parties and the Lender.

RECITALS

WHEREAS, the Credit Parties and the Lender are parties to that certain Loan Agreement, dated as of February 15, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, certain Credit Parties and the Lender entered into that certain Forbearance Agreement, dated as of May 18, 2018 (the “Original Forbearance Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions thereof, to forbear during the Forbearance Period (as defined therein) from exercising certain of its default-related rights and remedies against the Credit Parties with respect to the Specified Defaults (as defined therein, the “Original Specified Defaults”);

WHEREAS, a Termination Event under, and as defined in, the Original Forbearance Agreement occurred, and as a result, the Forbearance Period under, and as defined in, the Original Forbearance Agreement terminated;

NY 77472137

WHEREAS, certain Events of Default under the Loan Agreement occurred following such termination, and as a result, the Credit Parties and the Lender entered into to that certain Forbearance Agreement, dated as of September 6, 2018 (the “Second Forbearance Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions thereof, to forbear during the Forbearance Period (as defined therein) from exercising certain of its default-related rights and remedies against the Credit Parties with respect to the Specified Defaults (as defined therein); and

WHEREAS, the Borrowers and Guarantors have requested that the Lender consent to the execution, delivery and performance of that certain Termination of Lease to be entered into following the date of this Agreement (the “Termination Agreement”), by and between Georgia Lessor – Bonterra/Parkview, Inc., a Maryland limited liability company (“Landlord”), and ADK Bonterra/Parkview, LLC, a Georgia limited liability company (“Tenant”), a form of which is attached hereto as Exhibit A which, among other things, will terminate that certain Third Amended and Restated Multiple Facilities Lease, dated October 29, 2010 (as amended, the “Lease”), between Landlord and Tenant (such transaction, the “Lease Termination”);

WHEREAS, upon the request of the Credit Parties, the Lender, subject to the terms and conditions set forth herein, has agreed to (i) continue to forbear during the Forbearance Period (as defined below) from exercising certain of its default-related rights and remedies against the Credit Parties with respect to the Specified Defaults (as defined below), (ii) consent to the Lease Termination and (iii) consent to amend certain provisions of the Loan Agreement set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, all capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Loan Agreement, as amended, supplemented or otherwise modified by this Agreement.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a)Specified Defaults. For purposes of this Agreement, the term “Specified Defaults” shall mean the following, collectively, and the term “Specified Default” shall mean any of the following:

(i)each of the Original Specified Defaults; and

(ii)any other Event of Default that occurred and was continuing as of September 6, 2018 (the “Additional Specified Defaults”); provided that Additional Specified Defaults do not include any such Event of Default that (x) was known by any Credit Party to have occurred, (y) was continuing as of September 6, 2018 and (z) had not been disclosed to the Lender prior to September 6, 2018 in a reasonable level of detail.

Each Borrower and each other Credit Party hereby acknowledges and agrees that each of the Specified Defaults is continuing and in existence as of the date of this Agreement, notwithstanding any cure periods set forth in the Loan Agreement (it being understood and agreed that all applicable cure periods in the Loan Agreement have expired prior to the date hereof).

(b)Forbearance. Effective as of the Forbearance Effective Date  (as hereinafter defined), the Lender hereby agrees, that during the Forbearance Period, except as otherwise provided herein, to forbear from the exercise of any and all default-related rights and remedies (including, without limitation, (x) the acceleration of the outstanding Loans or any obligations of the Credit Parties under the Loan Agreement or any other Loan Document and (y) charging interest at the Default Rate pursuant to Section 2.2(b)(i) of the Loan Agreement)  against the Borrowers and the other Credit Parties under the Loan Agreement, the other Loan Documents and/or applicable law to the extent the availability of such remedies arises from the Specified Defaults. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending upon the occurrence of a Termination Event (as hereinafter defined). As used herein, “Termination Event” shall mean the earlier to occur of (i) March 14, 2019 at 11:59 p.m. New York time and (ii) the occurrence of any Forbearance Default (as hereinafter defined). As used herein, the term “Forbearance Default” shall mean the occurrence of any one or more of the following:

(i)the occurrence of any Default (other than any Specified Default) or Event of Default (other than any Specified Default) under and as defined in the Loan Agreement;

(ii)the failure of any representation or warranty made by the Borrowers or  any other Credit Party under or in connection with this Agreement to be true and correct in any respect as of the date when made;

(iii)the failure by any Borrower or any of the other Credit Parties to perform or comply with any of its covenants or obligations contained in this Agreement; or

(iv)any Borrower or any other Credit Party takes any action in any manner to repudiate or assert a defense to this Agreement, the Loan Agreement or any of the other Loan Documents or any liabilities or obligations (including any Obligations) under this Agreement, the Loan Agreement or any of the other Loan Documents or asserts any claim or cause of action or initiating any judicial, administrative or arbitration proceeding against the Lender related to the foregoing.

(c)Upon the occurrence of a Termination Event, the agreement of the Lender to forbear from exercising its default-related rights and remedies shall immediately and automatically terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrowers and each other Credit Party hereby waive. The Borrowers and each other Credit Party agree that the Lender may at any time after the occurrence of a Termination Event proceed to exercise any and all of its rights and remedies under any or all of the Loan Agreement, any other Loan Document and/or applicable law, including, without limitation, any and all rights and remedies that the Lender is, or may become entitled to, as a consequence of any Default or Event of Default that has occurred prior to, during or after the Forbearance Period (including the Specified Defaults), all of which rights and remedies are fully reserved by the Lender.

SECTION 3. Conditions. This Agreement shall be effective on the first day  (the  “Forbearance Effective Date”) upon which each of the following conditions precedent shall have been satisfied (i) the Lender shall have received a counterpart signature of the Credit Parties to this Agreement and (ii) the Credit Parties shall have received a counterpart signature of the Lender to this Agreement.

SECTION 4. Representations and Warranties. Each Credit Party represents and warrants to the Lender, on the Forbearance Effective Date, that the following statements are true and correct in all material respects on and as of such date:

(a)the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate or limited liability company action on the part of such  Credit Party; this Agreement has been duly executed and delivered by such Credit Party; and this Agreement constitutes a valid and binding agreement of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)no approval, consent, exemption, authorization or other action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers or any other Credit Party of this Agreement;

(c)the execution, delivery and performance by each Borrower and the other Credit Parties of this Agreement do not (i) contravene the terms of the Borrowers’ or any other Credit Party’s certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any indenture, mortgage, deed of trust, Loan Agreement or loan agreement, or any other material agreement, contract or instrument to which any Borrower or any other Credit Party is a party or by which it or any of its properties or assets is bound or to which it may be subject or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or any other Credit Party or the properties or assets of any Borrower or any other Credit Party is subject; (iii) violate any Applicable Law; or (iv) result in a limitation on any governmental approvals applicable to the business, operations or properties of any Borrower or any other Credit Party;

(d)all of the Obligations are secured by a legal, valid and enforceable first priority security interest in and Lien on the Collateral in favor of the Lender;

(e)there are no offsets, counterclaims or defenses to the liabilities or obligations (including any Obligations) under any of the Loan Documents, or to the rights, remedies or powers of the Lender in respect of any of the Obligations or any of the Loan Documents;

(f)the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation, commitment or agreement of the Lender with respect to any future modification, amendment, waiver, forbearance or related transactions with respect to the Obligations, the Collateral or any of the Loan Documents; and

(g)except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under this Agreement, the Loan Agreement or any other Loan Document.

SECTION 5. Covenants; Loan Agreement Amendment; Consents.

(a)Except to the extent set forth below, the amendments to the Loan Agreement set forth in Section 5(a) of the Second Forbearance Agreement shall remain in full force and effect notwithstanding that such amendments have not been restated below. Subject to the satisfaction of the conditions set forth in Section 3 hereof and as part of the consideration bargained for by the parties to this Agreement, the Loan Agreement is hereby amended as follows:

(i)Section 1.1 of the Loan Agreement is amended as follows:

(A)the definition of “Loan Documents” is amended by (x) inserting the phrase “, the A&R New Forbearance Agreement” immediately after the first reference to “the New Forbearance Agreement” appearing therein and (y) deleting the phrase “, the Forbearance Agreement and/or the New Forbearance Agreement” appearing therein and inserting “, the Forbearance Agreement, the New Forbearance Agreement and/or the A&R New Forbearance Agreement” in lieu thereof;

(B)the definition of “New Forbearance Agreement” is amended and restated in its entirety as set forth below:

“New Forbearance Agreement: that certain Forbearance Agreement, dated as of September 6, 2018, by and among the Credit Parties and the Lender (without giving effect to the amendment and restatement thereof pursuant to the A&R New Forbearance Agreement).”;

(C)the definition of “Default Rate” is amended and restated in its entirety as set forth below:

“Default Rate: at any time, a rate per annum equal to the lesser of (i)the maximum rate permitted by Applicable Law, or (ii) the PIK Rate plus an additional two and a half percent (2.5%) per annum.”; and

(D)the following defined terms are hereby added in alphabetical order:

“A&R New Forbearance Agreement: that certain Amended and Restated Forbearance Agreement, dated as of December 31, 2018, by and among the Credit Parties and the Lender.”

“A&R New Forbearance Effective Date: the “Forbearance Effective Date” as defined in the A&R New Forbearance Agreement.”

“Interest Rate: collectively, the Cash Interest Rate and the PIK Interest Rate.”

(ii)Section 2.2(a) of the Loan Agreement is amended and restated in its entirety as follows:

“(a)Interest Rate.

(i)Cash Interest. Each Loan and any overdue interest on each Loan (including both cash-pay interest and interest payable in kind) shall bear interest payable in cash at a fixed rate per annum equal to: (i) ten percent (10%) per annum (the “Initial Rate”) from and after the Closing Date until the date that is three (3) months thereafter and (ii) twelve and one- half percent (12.5%) per annum from and after the date that is three (3) months after the Closing Date until the Business Day immediately preceding the Forbearance Effective Date and thirteen and one-half percent (13.5%) per annum from and after the Forbearance Effective Date (the “Ongoing Rate”) (the applicable interest rate pursuant to clause (i) or (ii) being referred to hereinafter as the “Cash Interest Rate”); provided, however, that, in the event (x) of any denial of payment for new admissions with respect to any Healthcare Facility (as a result of Medicare or Medicaid survey deficiencies or state monitoring or for any other reason) or (y) any Governmental Authority ceases to permit new residents or tenants to be admitted to any Healthcare Facility, the Cash Interest Rate shall be increased by one percent (1%) per annum commencing thirty (30) days after receipt of notice by any Credit Party from Lender, any Governmental Authority or any Operator if a plan of correction has not been filed with the applicable Governmental Authority and shall be increased by an additional one percent (1%) per annum each month thereafter until a plan of correction has been filed with the applicable Governmental Authority. One (1) day after the date that payments have been reinstated and admissions are permitted, the Cash Interest Rate shall revert to the Cash Interest Rate provided in clause (i) or (ii) of this  Section 2.2(a), as applicable. The provisions of this Section 2.2(a) shall not derogate the Credit Parties obligation to file a plan of correction pursuant to Section 7.11(j). Interest payable in cash on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of the Loans, whether by acceleration or otherwise.

(ii)PIK Interest. From and after January 1, 2019, each Loan and any overdue interest on each Loan shall bear interest payable in kind at a fixed rate per annum equal to three and a half percent (3.5%) per annum (the “PIK Rate”). Interest accruing at the PIK Rate on the Loans shall be paid in kind in arrears by increasing the outstanding principal amount of Loans held by the Lender on the first (1st) day of each month; provided that interest accruing at the PIK Rate on each Loan and any overdue interest on each Loan shall be paid in cash (i) on the maturity of the Loans, whether by acceleration or otherwise, or (ii) in connection with any repayment or prepayment of the Loans.”

(iii)Section 2.2(b)(i) of the Loan Agreement is amended and restated in its entirety as follows:

“(i) After the occurrence and during the continuance of an Event of Default hereunder, the per annum PIK Rate applicable to all Loans and overdue interest thereon shall be increased to the Default Rate. All such increases may be applied retroactively to the date of the occurrence of the Event of Default. Each Borrower agrees that the Default Rate (and the rate of any interest payable in cash accruing at the Cash Interest Rate on Loans and overdue interest thereon) payable to Lender is a reasonable estimate of the Lender’s damages and is not a penalty. Each Borrower also acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing its Loan, that, during the time that any monthly installment or payment is delinquent, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities and that it is extremely difficult and impractical to determine any such additional costs and expenses; and (ii) during the time that any monthly installment or other payment due is delinquent, Lender’s risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Each Borrower further agrees that the increase in the rate of PIK Rate interest payable under the Default Rate represents a fair and reasonable estimate (taking into account all circumstances existing on the date hereof) of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent Loan.”

(iv)Section 2.2(b)(ii) of the Loan Agreement is amended by deleting the phrase “outstanding Principal” therefrom and replacing it with the following: “outstanding Principal and overdue interest”.

(b)Each Borrower and each other Credit Party hereby agrees that to the extent that the Loan Agreement and/or any other Loan Document prohibits, restricts or limits any action or omission by any Borrower or any other Credit Party, or imposes any condition, certification or notification requirement on any Borrower or any other Credit Party upon the occurrence and during the continuance of a Default or Event of Default (including, without limitation, any prohibition, restriction or condition imposed on the use of any “basket” in Article VIII of the Loan Agreement), then such prohibition, restriction, limitation, condition, certification or notification requirement is currently in effect.

(c)To the extent any provision of Article XI of the Loan Agreement provides for a cure period with respect to any Default prior to such Default constituting an Event of Default, each Borrower and each other Credit Party hereby acknowledges and agrees that, with respect to the Specified Defaults, any such cure period has expired and such Specified Defaults are Events of Default that have occurred and are continuing as of the date hereof.

(d)The Credit Parties shall use commercially reasonable efforts to: (i) order by no later than December 31, 2018 and receive by no later than January 18, 2019 (A) property condition reports, appraisals, surveys and phase I environmental reports for all owned Real Property and (B) any other third-party reports reasonably requested by the CRO (as defined below); and (ii) order by no later than January 14, 2019 and receive by no later than January 31, 2019 any additional third-party reports reasonably requested by the Banker (as defined below). “Commercially reasonable efforts” shall mean ordering any of the foregoing property condition reports, appraisals, surveys, phase I environmental reports and other third-party reports (the “Third-Party Reports”) on an expedited basis, to the extent necessary to timely receive the Third-Party Reports, unless the Credit Parties and the Lender mutually agree that the terms of such expedited ordering are unreasonable. For the avoidance of doubt, the Credit Parties shall  not have violated their obligation to timely receive Third-Party Reports if delivery of Third-Party Reports is delayed for any reason outside of the control of the Credit Parties; provided, that the Credit Parties shall make best efforts under such circumstances to receive any such Third-Party Reports as expeditiously as possible under the circumstances. Notwithstanding the foregoing in this Section 5(d), the Credit Parties shall not be required to order any property condition reports, appraisals, surveys, phase I environmental reports or other third-party reports substantially duplicative of property condition reports, appraisals, surveys, phase I environmental reports or other third-party reports received by the Credit Parties from a reputable service provider on or after July 1, 2018.

(e)The Credit Parties may seek debt financing from a third party lender, the proceeds of which are sufficient to and shall be used to repay the Obligations in full in cash (a “Refinancing”). If the Credit Parties seek a Refinancing, the Credit Parties shall, (i) no later  than January 14, 2019 at 11:59 p.m. New York time (the “Term Sheet Deadline”), enter into and deliver to the Lender a term sheet approved by the chief executive officer of RHP Guarantor (the “CEO”) and the CRO (as defined below) evidencing a third party lender’s desire to pursue the provision of a Refinancing, subject to the satisfaction of customary closing conditions (the “Term Sheet”), and (ii) no later than February 15, 2019 at 11:59 p.m. New York time (the “Consummation Deadline”), consummate the Refinancing contemplated by the Term Sheet (the “Refinancing Consummation”). Failure to comply with the foregoing sentences of this Section 5(e) shall be deemed not to be a Termination Event. If (x) the Credit Parties do not deliver to Lender a Term Sheet by the Term Sheet Deadline, (y) a Refinancing Consummation does not occur by the Consummation Deadline or (z) at any time, the Credit Parties determine that the Refinancing is not feasible or the Credit Parties determine not to pursue a Refinancing (any of clauses (x), (y) and (z), a “Refinancing Termination Event”), the Credit Parties shall promptly, but in no event later than two (2) Business Days after such Refinancing Termination Event, provide notice to the Lender of such Refinancing Termination Event (the date such notice is provided, the “Refinancing Termination Date”).

(f)Unless the Obligations are paid in full in cash, the Credit Parties shall:

(i)By January 7, 2019, engage a nationally recognized, leading financial advisor that is reasonably acceptable to the Lender on terms that are reasonably acceptable to the Lender (the “Banker”), with any such acceptance by the Lender being evidenced in writing, the terms of whose engagement shall include: (A) reporting directly to the Board (as defined below); (B) advising the Credit Parties on potential asset sale and related transactions; and (C) performing valuation and debt capacity analyses (the “Banker Responsibilities”). The Credit Parties shall make the Banker reasonably and directly accessible to the Lender and its consultants and/or advisors on commercially reasonable terms to be agreed by the Credit Parties and the Lender. Once hired, the Credit Parties shall continue to retain the Banker for the purposes of performing the Banker Responsibilities through the end of the Forbearance Period;

(ii)By January 23, 2019 (the “Bid Solicitation Plan Deadline”), (A) provide to Lender a written plan (the “Bid Solicitation Plan”) for a process of soliciting bids for one or more asset sale or related transactions (the “Bid Solicitation”), which written plan shall (x) be reasonably acceptable to Lender in all respects and (y) be provided in draft form to the Lender not less than a Business Day prior to the Bid Solicitation Plan Deadline and (B) one Business Day after the Bid Solicitation Deadline, cause the Banker to begin the Bid Solicitation in accordance with the Bid Solicitation Plan;

(iii)By February 28, 2019, (A) complete the Bid Solicitation and (B) negotiate in good faith and enter into with Lender an agreement that is acceptable to Lender, which shall require, among other things, that the Credit Parties engage in a process that culminates in (x) the consummation of one or more asset sale or related transactions and (y) the payment in full in cash of all Obligations with the proceeds thereof.

(g)Commencing on the Forbearance Effective Date and ending on the date the Obligations have been paid in full in cash, the Lender shall have the right (but not the obligation) to designate one (1) individual to attend, as an observer and participant in a non- fiduciary and non-voting capacity (an “Observer”), each meeting of the board of directors of RHP Guarantor or any duly authorized committee thereof (the “Board” and each such meeting, a “Meeting”). No Lender nor any such Observer shall have any duty or obligation, fiduciary or otherwise, or be subject to any liability, to the RHP Guarantor or any other Credit Party (or any of their Affiliates) as a result of the Observer role or the rights related thereto. The Observer shall be entitled to participate in discussions of any matters presented at any Meeting, but shall not be entitled to vote on any such matters. RHP Guarantor shall (i) provide the Observer with reasonable advance written notice of the time, place, telephonic (or other remote access) information and agenda for each Meeting (but in no event shall such notice be given to the Observer later than the time at which such notice is provided to the Board) and, in the case of any proposed action by written consent in lieu of a Meeting, shall provide the Observer with copies of all consent materials no later than the time that such materials are provided to the Board, (ii) provide the Observer with copies of all minutes of each Meeting and all written consents in lieu of any Meeting promptly after such Meeting has been adjourned or such consent has been executed, as applicable, and (iii) provide the Observer with copies of all documents, materials and other information given to any member of any Board no later than the time at which any member of such Board is provided with such documents, materials or other information. The failure to deliver notice, or materials, to the Observer in connection with the Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, of itself, impair the validity of any action taken by the Board at such meeting. The Observer shall be required to execute or otherwise become subject to any codes of conduct, confidentiality agreement and policy with respect to compliance with securities laws as RHP Guarantor may reasonably require. Notwithstanding the foregoing, the Observer shall not be entitled to receive portions of any materials relating to, or be in attendance for any portion of any Meetings or other discussions relating to, topics which the Board makes a reasonable good faith determination that the disclosure of such materials to the Observer, or the attendance at such portions of such Meetings or other discussions by the Observer, as applicable, (i) will constitute a waiver of the attorney client privilege to which RHP Guarantor or any of the Credit Parties, as applicable, is entitled, (ii) will result in a violation of applicable law or regulation by RHP Guarantor, or (iii) would provide the Observer with access to information that directly relates to RHP Guarantor’s strategy, negotiating position or obligations related to Lender, the Loan Agreement or similar matters or otherwise involves or is reasonably expected to involve a conflict of interest with the Observer. Lender may from time to time, in its sole discretion and by providing RHP Guarantor with prior written notice thereof, remove and replace an Observer with a new Observer. RHP Guarantor shall pay the Observer compensation equal to $6,250 per each calendar quarter that such individual is an Observer (which amount shall be prorated for any partial calendar quarter during which such individual is an Observer based on the actual number of days in such calendar quarter during which such individual is an Observer). Such amount shall be paid on the day an individual is appointed as an Observer (in respect of the quarter in which an individual is appointed as an Observer) and shall be paid in advance on the first day of each calendar quarter thereafter. In addition, the reasonable and documented costs and expenses incurred by the Observer (or any substitute individual) in connection with attendance at Meetings or otherwise, including, but not limited to, the reasonable travel (limited to commercial airlines with respect to air travel) and lodging costs, shall be paid by RHP Guarantor after receipt of a written request by the Observer for such payment in accordance with RHP Guarantor’s normal expense reimbursement policies and procedures. Anything herein to the contrary notwithstanding, this Section 5(g) shall not amend, modify, reduce, supersede, alter or otherwise change any of the covenants or obligations of RHP Guarantor in the Loan Documents to provide notices, documents, materials, reports and/or other information to the Lender. The initial Observer shall be the individual specified in a written notice delivered on or after the date of the Forbearance Effective Date to RHP Guarantor by Lender.

(h)Upon the Refinancing Termination Date, the Board shall promptly (and in no event later than two (2) Business Days after the Refinancing Termination Date) pass resolutions broadening the responsibilities of the chief restructuring officer of RHP Guarantor (the “CRO”) to include all aspects of transaction planning, including the Bid Solicitation, in a manner reasonably acceptable to Lender and the CRO (the “Specified Resolutions”). Promptly after passing the Specified Resolutions (and no later than two calendar days thereafter), RHP Guarantor shall effectuate the Specified Resolutions.

(i)Through the end of the Forbearance Period, if any of the Credit Parties (or any of their Affiliates) desires to incur Indebtedness, the proceeds of which would not repay the Obligations in full in cash (a “Financing”), the Credit Parties shall first deliver a written notice of such proposed incurrence of Indebtedness (a “Financing Notice”) to the Lender, which shall set forth the aggregate principal amount of Indebtedness intended to be incurred. Lender shall have ten (10) Business Days from the receipt of such notice to notify the Credit Parties of any offer to fund such Indebtedness (a “Lender Financing Offer”), which shall set forth the principal amount of Indebtedness being offered to be funded by the Lender. Upon receipt of any Lender Financing Offer, the Credit Parties shall negotiate the terms of a potential Financing with the Lender in good faith. The Lender will be deemed to have declined to fund such Indebtedness if a Lender Financing Offer is not delivered to the Credit Parties prior to the expiration of the tenth (10th) Business Day following the receipt of a Financing Notice. Until and unless the Lender declines to make or withdraws a Lender Financing Offer, the Credit Parties shall not, and shall not permit any of their Affiliates or any of their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding any Financing, (ii) discuss or negotiate with, or provide any information to, any Person concerning a possible Financing  or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Financing.

(j)RHP Guarantor shall, at all times through the end of the Forbearance Period, employ a CRO reasonably acceptable to Lender on terms reasonably acceptable to Lender.

(k)Lender hereby consents to, for all purposes under the Loan Agreement and other Loan Documents, and hereby waives any notice otherwise required thereunder in connection with, the execution, delivery and performance of the Termination Agreement (with such changes from the form attached hereto as Exhibit A as may be reasonably acceptable to the Lender).

(l)On the earlier of (i) a Termination Event and (ii) January 1, 2019, the Borrowers shall pay to Lender a non-refundable payment as additional interest, payable in-kind by increasing the outstanding principal amount of Loans held by such Lender by an amount equal to $350,000 in the aggregate (with such increase being applied to each outstanding Loan on a pro rata basis in accordance with the outstanding principal amount thereof prior to such payment), whereupon from and after such date such amounts shall be added to and constitute Obligations.

(m)The Credit Parties shall use commercially reasonable efforts to enter into the Termination Agreement (with such changes from the form attached hereto as Exhibit A as may be reasonably acceptable to the Lender) as soon as practicable following the execution of this Agreement. On February 1, 2019, the Credit Parties shall consummate the Lease Termination pursuant to the Termination Agreement (with such changes from the form attached hereto as Exhibit A as may be reasonably acceptable to the Lender).

(n)On February 1, 2019, the Credit Parties shall (i) reimburse the Lender in cash in immediately available funds for all accrued and unpaid Expenses invoiced on or prior to January 31, 2019 (such amount of reimbursed expenses, “Paid Expenses”) and (ii) prepay the AdCare Holdco Loan in the manner set forth in Section 2.5 of the Loan Agreement in an amount equal to $1,205,000 minus the amount of Paid Expenses (the “Loan Prepayment”).

(o)On or prior to January 4, 2019, the Credit Parties shall have reimbursed the Lender in cash in immediately available funds for $200,000 of accrued and unpaid Expenses (it being understood that all accrued and unpaid Expenses in excess of such amount shall be reimbursed by the Credit Parties pursuant to Section 7.17 of the Loan Agreement at a subsequent date).

(p)As soon as practicable following the execution of this Agreement and in no event later than January 4, 2018, the Credit Parties shall have delivered to the Lender such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as Lender may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement.

SECTION 6. Ratification of Liability.

Each of the Borrowers and each other Credit Party hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingently or otherwise, under this Agreement and each other Loan Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of Liens on, or security interests in, its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and confirms and agrees that such Liens and security interests hereafter secure all of the Obligations. This Agreement shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof. Each of the Borrowers and each other Credit Party (a) acknowledges receipt of a copy of this Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (b) consents to the terms and conditions of the same, and (c) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

SECTION 7. Release. Each of the Credit Parties (on behalf of itself and its Affiliates) for itself and for its successors in title and assignees and for its past, present and future employees, agents, representatives (other than legal representatives), officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Lender, the Lender’s successors-in-title, legal representatives and assignees, past, present and future officers, directors, partners, general partners, limited partners, managing directors, members, affiliates, shareholders, trustees, agents, employees, consultants, principals, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Lender or its successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, or (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Loan Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each of the

Releasing Parties further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 7. Each of the Credit Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrowers or any other Credit Party pursuant to this Section 7. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrowers and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. For the avoidance of doubt, this provisions of this Section 7 shall survive the occurrence of a Termination Event.

SECTION 8. Construction. This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity herein or therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 9. Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

SECTION 10. Continuing Effect of the Loan Agreement.

(a)The Lender has not waived, is not by this Agreement waiving, and has no intention of waiving any of the Specified Defaults, any other Defaults or Events of Default or any of the liabilities or obligations (including any Obligations) under any of the Loan Documents, and the Lender has not agreed to forbear with respect to any rights or remedies concerning any Defaults or Events of Default (other than, during the Forbearance Period, the Specified Defaults solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof, all of which rights are ratified and affirmed in all respects and shall continue in full force and effect. Subject to Section 2(b) above (solely with respect to the Specified Defaults and only during the Forbearance Period), the Lender reserves the right, in its discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Loan Documents, at law or otherwise as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default that may occur after the date hereof, and the Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on the Lender’s part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

(b)Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement in similar or different circumstances.

(c)This Agreement shall apply and be effective only with respect to the provisions of the Loan Agreement specifically referred to herein. After the effectiveness of this Agreement, any reference to the Loan Agreement shall mean the Loan Agreement as amended and modified hereby.

SECTION 11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12. Loan Document. This Agreement shall constitute a Loan Document. It shall be an immediate Event of Default under the Loan Agreement if any Borrower or any other Credit Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or if any representation or warranty made by any Borrower or any other Credit Party under or in connection with this Agreement shall be untrue, false or misleading in any respect when made.

SECTION 13. Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Credit Parties, the Lender and their respective successors and assigns; provided that neither the Borrowers nor any other Credit Party shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Lender, in its sole discretion. No person other than the parties hereto and the Lender shall have any  rights hereunder or be entitled to rely on this Agreement and all third-party beneficiaries rights are hereby expressly disclaimed.

SECTION 14. Amendment. No amendment, modification or waiver of the terms of this Agreement shall be effective except in a writing signed by the Credit Parties and the Lender.

SECTION 15. Arms-Length/Good Faith; Review and Construction of Documents. This Agreement has been negotiated at arms-length and in good faith by the parties hereto. The Credit Parties (a) have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained in this Agreement, and (c) have executed this Agreement of their own free will and volition. Furthermore, the Credit Parties acknowledge that (i) this Agreement shall be construed as if jointly drafted by the Credit Parties and the Lender, and (ii) the recitals contained in this Agreement shall be construed to  be  part  of  the  operative  terms  and  provisions  of  this Agreement.

SECTION 16. Submission to Jurisdiction; Waiver of Venue; Waiver of Trial by Jury; Headings; Severability; Preferences; Prior Agreements. The provisions of Sections 14.4, 14.6, 14.8, 14.9, 14.10 and 14.13 of the Loan Agreement are hereby incorporated into this amendment, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

CP PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

NORTHWEST PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ATTALLA NURSING ADK, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ADCARE PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

GUARANTORS:

REGIONAL HEALTH PROPERTIES, INC.,
a Georgia corporation

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Chief Executive Officer

[Signature Page to Forbearance Agreement]

ADCARE PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

HEARTH & HOME OF OHIO, INC.,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: President

ADCARE OPERATIONS, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ADCARE ADMINISTRATIVE SERVICES,
LLC, a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ADCARE CONSULTING, LLC,
a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ADCARE FINANCIAL MANAGEMENT,
LLC, a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

[Signature Page to Forbearance Agreement]

ADCARE OKLAHOMA MANAGEMENT,
LLC, a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

ADCARE EMPLOYEE LEASING,
LLC, a Georgia limited liability company

By:	/s/ Brent Morrison
Name: Brent Morrison
Title: Manager

LENDER:

PINECONE REALTY PARTNERS II, LLC,
a Delaware limited liability company

By:	Pinesap Investments, LLC, a Delaware limited liability company, its Manager

By:	Pine Companies, LLC, a California limited liability company, its Manager

By:	/s/ Brian Timmer
Name: Brian Timmer
Title: Manager

[Signature Page to Forbearance Agreement]

Exhibit A

Termination Agreement

See attached

TERMINATION OF LEASE

(Adcare)

THIS TERMINATION OF LEASE (the “Agreement”) is effective as of January 1, 2019, by and among Georgia Lessor – Bonterra/Parkview, Inc., a Maryland limited liability company (“Landlord”) and ADK Bonterra/Parkview, LLC, a Georgia limited liability company (“Tenant”).

RECITALS

A.Landlord is the owner of certain real property, improvements and fixtures thereon, related rights thereto and personal property comprising the following skilled nursing facilities (the “Facilities”): (1) Parkview Manor Nursing Home, and (2) Bonterra Nursing Center.

B.Pursuant to that certain Third Amended and Restated Multiple Facilities Lease dated October 29, 2010, as amended by the First Amendment to Third Amended and Restated Multiple Facilities Lease dated June 14, 2013, and the Second Amendment to Third Amended and Restated Multiple Facilities Lease dated September 1, 2015 (collectively, the “Lease”) between Landlord and Tenant, Landlord is leasing the Facilities to Tenant. Under the terms of the Lease, Tenant has paid to Landlord a security deposit in the amount of $375,000 (the

“$375,000 Deposit”). On the Termination Effective Date Landlord will return to Tenant the

$375,000 Deposit as set forth in this Agreement.

C.Landlord and Tenant desire to terminate the Lease effective as of the date of this Agreement (the “Termination Effective Date”) pursuant to the terms and conditions of this Agreement.

D.Tenant has subleased the Facilites (the “Adcare Sublease”) to 2801 Felton Avenue, L.P. and 460 Auburn Avenue, L.P. (“Subtenants”) and following the termination of the Lease, Landlord will assume the lease of the Facilities to Subtenants or affiliates of Subtenants (the “Direct Lease”). Under the Adcare Sublease, Subtenants have paid Tenant a security  deposit in the amount of $170,000 (the “$170,000 Deposit”). On the Termination Effective Date Tenant will pay Landlord the $170,000 Deposit which Landlord will apply as security deposit under the Direct Lease and held by Landlord in accordance with the Direct Lease.

E.Capitalized terms used, but not defined, in this Agreement shall have the meaning given to such terms in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the parties hereto agree as follows:

1.Termination of Lease; Release; Further Assurances.

(a)Termination of Lease. As of the Termination Effective Date, the Lease is terminated; provided, however, that all obligations which by their terms survive the termination of the Lease shall survive the termination of the Lease pursuant to this Agreement.

(b)Conveyance. Tenant hereby assigns, transfers and conveys to the applicable Landlord (i) all of Tenant’s “Personal Property” as defined in the Lease, and (ii) all of Tenant’s right, title and interest (including beneficial interests), if any, in and to the “Leased Property” as defined in the Lease. Landlord agrees to accept all such Personal Property and Leased Property “as is, where is” in its current condition with all defects. On the Termination Effective Date, Tenant shall give up possession of the Facilities and Landlord shall accept and possession of the Facilities, as well as all other assignments, transfers, and conveyances contemplated by this Agreement.

(c)Release by Tenant and Guarantors. Effective as of the Termination Effective Date, Tenant and each Guarantor hereby release and forever discharge Landlord and its respective successors, assigns, agents, equity holders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, and affiliates, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non- contingent, direct, or indirect or otherwise arising prior to each Termination Effective Date; provided, however, that such release and discharge shall not release Landlord for failure to comply with the terms and conditions of this Agreement.

(d)Release by Landlord. Effective as of the Termination Effective Date, Landlord hereby releases and forever discharges Tenant and each Guarantor and each of their respective successors, assigns, agents, equity holders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, and affiliates, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct, or indirect or otherwise arising prior to each Termination Effective Date; provided, however, that such release and discharge shall not release Tenant or any Guarantor for failure to comply with the terms and conditions of this Agreement.

(e)Further Assurances. Tenant and each Guarantor shall, on request of the other party, from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement, including, but not limited to, such deeds, bills of sale, UCC assignments, and other documents as Landlord may reasonable request.

2.Security Deposits; Rent. On the Termination Effective Date, Tenant will pay Landlord the $170,000 Deposit and upon its receipt of the $170,000 Deposit, Landlord will apply the $170,000 Deposit to security deposit under the Direct Lease. On the Termination Effective Date, Landlord will pay Tenant the $375,000 Deposit in immediately available funds in addition to any other payments due Tenant under this Agreement. All Rent or other obligations due by Subtenant shall be prorated as of the Termination Effective Date and all amounts due to Tenant through and including the Termination Effective Date shall be paid to Tenant.

3.Termination Fee. As consideration for Tenant agreeing to terminate the Lease prior to the end of the Term, Landlord agrees to pay Tenant a termination fee in the amount ofOne Million Two Hundred Thousand Dollars ($1,200,000) (the “Termination Fee”), to be paid by Landlord on the Termination Effective Date.

4.Netting of Payments. Landlord and Tenant, if they shall so elect, may net payments between one another contemplated under this Agreement such that, if such election is made, Landlord shall pay Tenant a net sum of $1,405,000 (the “Total Due Tenant”) (the sum of the Termination Fee plus the $375,000 Deposit less the $170,000 Deposit) on the Termination Effective Date. The indefeasible receipt by Tenant of the Total Due Tenant shall be a condition precedent to the occurrence of the Termination Effective Date.

2

Termination of Lease – Adcare (Parkview/Bonterra)

5.Legal Fees and Expenses. Each party shall pay its own legal fees and expenses in connection with this Agreement.

6.Miscellaneous Provisions.

(a)Successors and Assigns. The terms, covenants, and conditions hereof  shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors, and permitted assigns.

(b)Authority of the Parties. Each of the parties executing this Agreement hereby represents and warrants to the others that it has all requisite power and authority, corporate or otherwise, to enter into and deliver this Agreement.

(c)No Brokerage Fee. Each Party hereto represents to the other Party hereto that no brokerage or other similar fee is due under or in connection with the execution and performance of this Agreement. Each Party agrees to indemnify, defend, and hold  the other Party harmless from any loss or expense incurred in connection with any breach of the foregoing representation.

(d)Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to the other provisions hereof, this Agreement shall become effective when each of the parties has received a counterpart of this Agreement executed by the other parties to this Agreement or a copy of such executed Agreement signed in counterparts.

(e)Attorneys’ Fees. In any dispute or action between the parties arising out  of this Agreement, the prevailing party shall be entitled to seek to have and recover from the other party such amount as the court may adjudge reasonable as attorneys’ fees and expenses together with costs of litigation incurred by the prevailing party, in additional to all other amounts provided at law.

(f)Amendment. Any alteration, change or modification of or to this Agreement, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

(g)Severability. If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

(h)Integration. This Agreement contains the entire understandings among the parties relating to the matters set forth herein. All prior or contemporaneous agreements, understandings, representations and statements with respect to the subject matters hereof, whether direct or indirect, oral or written, are merged into and superseded by this Agreement, and shall be of no further force or effect.

(i)Cooperation of Parties. Each party agrees to sign any other and further instruments and documents and take such other actions as may be reasonably necessary or proper in order to accomplish the intent of this Agreement, so long as the terms thereof are fully consistent with the terms of this Agreement.

3

Termination of Lease – Adcare (Parkview/Bonterra)

(j)Governing Law. This Agreement shall be construed under the laws of the State of Maryland.

(k)EACH OF TENANT AND GUARANTORS CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF MARYLAND AND GEORGIA AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF GEORGIA OR IN MARYLAND. EACH OF TENANT AND GUARANTORS AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF GEORGIA OR MARYLAND AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF GEORGIA AND OF MARYLAND.

(l)LANDLORD, TENANT, AND GUARANTORS HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE SUBLEASES OR THE INTERPRETATION, BREACH OR ENFORCEMENT HEREOF OR THEREOF.

[Signature Page Follows]

4

Termination of Lease – Adcare (Parkview/Bonterra)

SIGNATURE PAGE TO TERMINATION OF LEASE

(Adcare)

LANDLORD:
Georgia Lessor – Bonterra/Parkview, Inc., a Maryland limited liability company

By:
Name:	Vikas Gupta
Title:	Senior Vice President – Acquisitions and Development

STATE OF MARYLAND	)
	)	ss.
COUNTY OF BALTIMORE	)

This instrument was acknowledged before me on December  , 2018, by Vikas Gupta,   the Senior Vice President – Acquisitions and Development of Georgia Lessor – Bonterra/Parkview, Inc., a Maryland limited liability company, on behalf of such company.

Notary Public,	County,
My commission expires:

Signature Page 1 of 2

SIGNATURE PAGE TO TERMINATION OF LEASE

(Adcare)

TENANT:
ADK Bonterra/Parkview, LLC, a Georgia limited liability company

By:
Name:	William McBride
Title:	Manager

STATE OF GEORGIA	)
	)	ss.
COUNTY OF FULTON	)

This instrument was acknowledged before me on December , 2018, by William  McBride, Manager of ADK Bonterra/Parkview, LLC, a Georgia limited liability company, on behalf of such company.

, Notary Public
My County of Residence:
My commission expires:

Signature Page 2 of 2